UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As described in Part I, Item 3. Legal Proceedings in the Annual Report on Form 10-K of ArvinMeritor, Inc. (“ArvinMeritor” or the “company”) for the fiscal year ended October 2, 2005, and in ArvinMeritor’s Current Reports on Form 8-K filed on December 27, 2005 and January 24, 2006, three separate class action lawsuits were filed in the United States District Court for the Eastern District of Michigan (“District Court”) against ArvinMeritor and other defendants as a result of modifications made by ArvinMeritor to its retiree health benefits. The lawsuits alleged that the changes breach the terms of various collective bargaining agreements entered into with the United Auto Workers (“UAW”) and the United Steel Workers at former facilities that have either been closed or sold, and alleged a companion claim restating these claims and seeking to bring them under the Employee Retirement Income Security Act of 1974. On December 22, 2005, the District Court issued an order granting a motion by the UAW for a preliminary injunction.

On August 17, 2006, the District Court denied a motion by ArvinMeritor and the other defendants for summary judgment; granted a motion by the UAW for summary judgment; ordered the defendants to reimburse the plaintiffs for out-of-pocket expenses incurred since the date of the earlier benefit modifications; and granted the UAW’s request to make the terms of the preliminary injunction permanent.

The terms of the preliminary injunction had enjoined the company from implementing the changes to retiree health benefits that had been scheduled to become effective on January 1, 2006, and had ordered the company to reinstate and resume paying the full cost of health benefits for the UAW retirees at the levels existing prior to the changes implemented in 2002 and 2004. Due to the uncertainty related to the ongoing lawsuits and since the preliminary injunction had the impact of at least temporarily changing the benefits provided under the existing postretirement medical plans, the company accounted for the injunction as a partial rescission of the 2002 and 2004 plan amendments. (See “Retirement Medical Plans” in Note 16 of the Notes to Consolidated Financial Statements in the company’s Quarterly Report on Form 10-Q for the quarterly period ended July 2, 2006 for information with respect to the related impact on accumulated postretirement benefit obligation, and on estimated retiree medical benefit expense and payments for fiscal year 2006.)

The company continues to believe it has meritorious defenses to these actions and plans to appeal the District Court’s order with respect to the UAW lawsuits to the U.S. Court of Appeals for the Sixth Circuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and
General Counsel

Date: August 22, 2006